UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 17, 2011

VCG HOLDING CORP.
__________________________________________
(Exact name of registrant as specified in its charter)

Colorado	001-32208	841157022
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

390 UNION BLVD, SUITE 540, LAKEWOOD, Colorado		80228
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	303-934-2424

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Execution of Amendment No. 1 to Agreement and Plan of Merger

On March 17, 2011, VCG Holding Corp., a Colorado corporation (the “Company”), Family Dog, LLC, a Colorado limited liability company (“Family Dog”), FD Acquisition Co., a Colorado corporation and a wholly owned subsidiary of Family Dog (“Merger Sub”), Troy Lowrie, the Company’s Chairman of the Board and Chief Executive Officer (“Lowrie”), and Micheal Ocello, the Company’s President and Chief Operating Officer (“Ocello”), entered into Amendment No. 1 to Agreement and Plan of Merger (the “Merger Agreement Amendment”) to amend the terms of the Agreement and Plan of Merger entered into by and among the Company, Family Dog, Merger Sub, Lowrie and Ocello, dated as of November 9, 2010 (the “Merger Agreement”). Family Dog is currently owned and controlled by Lowrie and Ocello. The Merger Agreement Amendment was entered into in connection with the MOU (as defined and described in Item 8.01 below). The Merger Agreement Amendment reduced, from $600,000 to $100,000, the termination fee payable by the Company to Family Dog in the event that the Company terminates the Merger Agreement to enter into a Company Acquisition Agreement (as defined in the Merger Agreement) involving a Superior Acquisition Proposal (as defined in the Merger Agreement) from certain parties described in the Merger Agreement. The $1,000,000 termination fee payable by the Company to Family Dog upon the Company’s termination of the Merger Agreement in other circumstances specified in the Merger Agreement remains unchanged. The foregoing description of the Merger Agreement Amendment is qualified in its entirety by reference to the Merger Agreement Amendment, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Execution of Asset Purchase Agreement

On March 22, 2011, the Company and its wholly-owned subsidiary, Classic Affairs, Inc., a Minnesota corporation (the “Subsidiary”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with RCI Dining Services MN (4th Street), Inc., a Minnesota corporation (the “Purchaser”). The Purchaser is a subsidiary of Rick’s Cabaret International, Inc., a Texas corporation (“Rick’s”). Pursuant to the Purchase Agreement, the Subsidiary would sell to the Purchaser all assets associated with the Subsidiary’s adult entertainment cabaret known as Schiek’s Palace Royale located in Minneapolis, Minnesota (the “Club”), excluding bank accounts, cash, credit card receipts and ATM purchases as of the closing date, certain corporate books and records, certain software, and rights or interests in certain pending or existing litigation. The purchase price to be paid at closing consists of $3,050,000 in cash, subject to adjustment, up or down, within 90 days after the closing date for the amounts of certain liabilities, cash on hand, credit card receivables, prepaid expenses and other credits existing as of the closing date. The Purchaser would not assume any of the Subsidiary’s liabilities other than those associated with any assigned leases related to the transferred assets. The Purchase Agreement contains ordinary and customary provisions for agreements of this nature, such as representations, warranties, closing conditions, covenants and indemnification obligations. In accordance with the Purchase Agreement, closing of the transaction would take place after all applicable licenses and permits required to operate the Club have been obtained. Further, the closing of the sale is contingent upon, among other conditions, the Purchaser concluding its due diligence investigation of the Club and the premises discussed below and being satisfied with the results thereof. The parties do not expect to close the sale of the Club before the consummation of the merger contemplated by the Merger Agreement. If the closing has not occurred by June 15, 2011, the Purchase Agreement may be terminated by any party to the Purchase Agreement.

The Subsidiary currently leases the building in which the Club is operated from 4th Street Partnership LLLP, a Minnesota limited liability limited partnership (“Fourth Street”), of which the Company’s wholly-owned subsidiary VCG Real Estate Holdings, Inc., a Colorado corporation, is the general partner holding a 0.01% membership interest. The Company is currently the guarantor of the Subsidiary’s obligations under the lease. The Purchase Agreement provides that RCI Holdings, Inc., a Texas corporation and affiliate of the Purchaser (the “Land Purchaser”), would acquire from Fourth Street the real property on which the Club is operated for a purchase price of $3,250,000 in cash. Upon the sale of the real property, the existing lease would be terminated and the Company’s guaranty of the lease would be released pursuant to the terms of a termination agreement to be entered into at the closing.

The Purchase Agreement also requires that the Company, the Subsidiary, Lowrie and Ocello enter into a non-competition agreement pursuant to which they would each agree for a period of five years not to compete, either directly or indirectly, with the Purchaser, the Club or any of their affiliates, by owning, participating or operating an establishment featuring live female nude or semi-nude entertainment in the seven county, twin-city metropolitan area of Minneapolis-St. Paul, consisting of Hennepin, Ramsey, Scott, Washington, Dakota, Anoka and Carver counties.

The Purchase Agreement prohibits the Company and the Subsidiary from offering to sell or soliciting any offer to purchase or engaging in any discussion or activities of any nature whatsoever, directly or indirectly, involving in any manner the actual or potential sale, transfer, encumbrance, pledge, collateralization or hypothecation of the Club until the closing or the termination of the Purchase Agreement. The Purchase Agreement contains other customary covenants concerning, among other things, access to information, operation of the business between execution of the letter of intent and termination thereof and transaction expenses. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On March 22, 2011, the Company entered into a Memorandum of Understanding (the “MOU”) with the parties in and to the actions in the First Judicial District, Jefferson County District Court captioned Cohen v. Grusin, et. al., Case No. 2010CV3624 (the “State Action”), and in the United States District Court for the District of Colorado, captioned Doyle v. Lowrie, et. al., C.A. No. 11-CV-0037 (the “Federal Action”). The State Action and Federal Action were filed to, among other things, challenge the merger contemplated by the Merger Agreement. The MOU sets forth the terms of the parties’ agreement to settle and dismiss the State Action and the Federal Action. Pursuant to the MOU, among other things, the parties agreed to the following terms:

•
the termination fee payable by the Company to Family Dog, in the event that the Company terminates the Merger Agreement to enter into a Company Acquisition Agreement (as defined in the Merger
Agreement) involving a Superior Acquisition Proposal (as defined in the Merger Agreement) from certain parties described in the
Merger Agreement, will be reduced from $600,000 to $100,000;

•
the terms of the stipulation of settlement will include, among other things and subject to certain terms and conditions, a
full, final, and complete release of any and all known and
unknown claims, liabilities, or damages, that were brought or could have been brought in the State Action and the Federal
Action, or that relate to the Merger Agreement and the merger, including filings with the Securities and Exchange Commission relating to the Merger Agreement and the merger;

•
The Company, or its successors, will pay any fees and expenses of the plaintiffs in such actions awarded by the court up to
$67,500, following final approval from the state court and
petition by the plaintiffs for an award of fees and expenses;
and

•	the Federal Action will be dismissed with prejudice after certification of the class and approval of the stipulation of settlement in the state court action.

The terms of the MOU are conditioned upon final approval by the state court. The foregoing description of the MOU is qualified in its entirety by reference to the MOU, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Identification of Exhibits
2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of March 17, 2011, by and among VCG Holding Corp., Family Dog, LLC, FD Acquisition Co., Troy Lowrie and Micheal Ocello
10.1	Asset Purchase Agreement, dated as of March 22, 2011, by and among Classic Affairs, Inc., VCG Holding Corp. and RCI Dining Services MN (4th Street), Inc.
99.1
Memorandum of Understanding, dated as of March 22, 2011, by and among the parties in and to the actions in the First Judicial
District, Jefferson County District Court captioned Cohen v.
Grusin, et. al., Case No. 2010CV3624, and in the United States
District Court for the District of Colorado, captioned Doyle v.
Lowrie, et. al., C.A. No. 11-CV-0037

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Certain statements in this Current Report on Form 8-K are forward-looking statements. All statements, other than statements of historical fact, included in this Current Report on Form 8-K that address activities, events or developments that we believe or anticipate will or may occur in the future are forward-looking statements. Such statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict, including, without limitation, whether the parties to the Merger Agreement will successfully consummate the merger, whether the parties to the Purchase agreement will successfully consummate the sale of the Club, and whether the court referred to above will approve the terms of the MOU. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous risks, uncertainties and factors identified from time to time in the Company’s reports with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2009. All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these risks, uncertainties and factors. All guidance and forward-looking statements in this Current Report on Form 8-K are made as of the date hereof and we do not undertake any obligation to update any forecast or forward-looking statements, except as may be required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VCG HOLDING CORP.

March 23, 2011	By:	Troy Lowrie

Name: Troy Lowrie
Title: CEO

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Exhibit Index

Exhibit No.	Description

2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of March 17, 2011, by and among VCG Holding Corp., Family Dog, LLC, FD Acquisition Co., Troy Lowrie and Micheal Ocello
10.1	Asset Purchase Agreement, dated as of March 22, 2011, by and among Classic Affairs, Inc., VCG Holding Corp. and RCI Dining Services MN (4th Street), Inc.
99.1	Memorandum of Understanding, dated as of March 22, 2011, by and among the parties in and to the actions in the First Judicial District, Jefferson County District Court captioned Cohen v. Grusin, et. al., Case No. 2010CV3624, and in the United States District Court for the District of Colorado, captioned Doyle v. Lowrie, et. al., C.A. No. 11-CV-0037